Exhibit 99.1

AN OFFICIAL PRESS RELEASE CEN BiotechInc.

Market Maker Files 15c211 for CEN Biotech Inc.

WINDSOR, ON, January 28, 2020 (Newswire.com) - A market maker has filed a Form 211 Application with the Financial Industry Regulatory Authority (“FINRA”) to request permission to quote and trade the securities of CEN Biotech, Inc. (“CEN Biotech” or the “Company”) on OTC Markets. CEN Biotech is a Global Holding company focusing on Hemp (and it’s legal derivatives), functional and innovative foods, nutrition, and cutting edge advancements in LED Lighting technology.

The Form 211 Application must be approved by FINRA in order to receive a ticker symbol and begin trading. CEN Biotech intends to submit an application to have its common stock quoted on OTC Markets as soon as practicable after the Form 211 Application is approved. However, there can be no assurance that FINRA will approve our Form 211 Application, and if it does approve it, there can be no assurance of the timing of such approval.

Forward-looking Statements

This press release may contain “forward-looking” statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, the uncertainty of consumer demand for the Company’s products or services, as well as additional risks and uncertainties that are identified and described in the Company’s reports filed with the Securities and Exchange Commission. Results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

About CEN Biotech, Inc.

CEN Biotech, Inc. is a Global Holding company focusing on Hemp (and it’s legal derivatives), functional and innovative foods and nutrition, and cutting edge advancements in LED Lighting technology. www.cenbiotechinc.com

Press Contact

Brian Payne, Vice President / Corporate Secretary - Direct: (519) 419-4958, Extension 1505 - E:Mail: brian@cenbiotechinc.com